Exhibit 10.5

EXECUTION VERSION

FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT
(GCIC Funding LLC)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SERVICING AGREEMENT, dated as of September 10, 2015 (this “Amendment”), is entered into by and among GCIC FUNDING LLC, as the Borrower (the “Borrower”), GC ADVISORS LLC, as the Servicer, Golub Capital Investment Corporation, as the Transferor, the Institutional Lenders identified on the signature pages hereto, WELLS FARGO BANK, N.A., as the Swingline Lender, WELLS FARGO BANK, N.A., as the Collateral Agent, the Account Bank and the Collateral Custodian, and WELLS FARGO SECURITIES, LLC, as the Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the above-named parties have entered into that certain Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015, (as amended, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, the Transferor, the Servicer, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, the Swingline Lender, and the Collateral Agent, the Account Bank and the Collateral Custodian;

WHEREAS, pursuant to and in accordance with Section 11.01 of the Agreement, the parties hereto desire to amend the Agreement in certain respects as provided herein;

NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, hereby agree as follows:

SECTION 1.          Definitions.

Each capitalized term used but not defined herein has the meaning ascribed thereto in the Agreement.

SECTION 2.          Amendment.

2.1           The definition of “Maximum Facility Amount” in Section 1.01 of the Agreement shall be amended and restated in its entirety as follows:

“Maximum Facility Amount” means $345,000,000 on the First Amendment Date; provided that upon the request of the Borrower and approval of the Administrative Agent in its sole discretion, the Maximum Facility Amount may be increased at any point subsequent to the First Amendment Date and prior to the end of the Reinvestment Period upon and subject to (i) the applicable Lenders’ agreement (in their sole discretion) to provide the increased commitment and (ii) customary terms and conditions, including no Event of Default shall have occurred or resulted therefrom; provided that at all times after the Reinvestment Period, the Maximum Facility Amount shall mean the aggregate Advances Outstanding at such time.

2.2           Section 1.01 of the Agreement is hereby amended by adding the following new defined term in the appropriate alphabetical order:

“First Amendment Date” means September 10, 2015.

2.3           A new Section 2.02(h) is hereby added to the Agreement as follows:

“(h)          On the date of any increase in the Maximum Facility Amount due to the addition of a new Lender, the Borrower shall (i) deliver a duly completed Borrowing Bate Certificate (updated to the date of such increase in the Maximum Facility Amount due to the addition of a new Lender) and the current Loan Tape and (ii) be deemed to have requested Borrowings hereunder (in such amounts as specified by the Administrative Agent in an email notice to the Borrower and the Lenders) solely from the new Lender(s) and the proceeds of such Borrowings shall be immediately applied solely to repay the principal amount of the Advances of the existing Lenders such that the Advances Outstanding of each Lender (new and existing) relative to the total Advances Outstanding hereunder is commensurate with such Lender’s Commitment as a percentage of the total Commitments hereunder (after giving effect to such increase(s) in the Maximum Facility Amount). A Notice of Borrowing or a Notice of Reduction need not be given to effect the borrowing and paydown set forth in this Section 2.02(h).

2.4           The last sentence of Section 2.09 of the Agreement is amended in its entirety to read as follows:

The Non-Usage Fee Rate (the “Non-Usage Fee Rate”) shall be equal to:

(a)          for the period from (and including) the Amended and Restated Closing Date through (and excluding) June 4, 2015, (i) 0.50% on any Unused Portion up to or equal to the dollar threshold specified on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time and (ii) 2.00% on any Unused Portion in excess of the dollar threshold specified on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time;

(b)          for the period from (and including) June 4, 2015 through (and excluding) the First Amendment Date, (i) 0.50% on any Unused Portion up to or equal to the dollar threshold specified on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time and (ii) 2.00% on any Unused Portion in excess of the dollar threshold specified on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time;

(c)          for the period from (and including) the First Amendment Date through (and excluding) the four (4) month anniversary of the First Amendment Date (i) 0.50% on any Unused Portion up to or equal to the dollar threshold specified on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time and (ii) 2.00% on any Unused Portion in excess of the dollar threshold specified on Annex B hereto with respect to the then-applicable Maximum Facility Amount at such time; and

(d)          thereafter, (i) 0.50% on any Unused Portion up to or equal to the first 40% of the Maximum Facility Amount of such Unused Portion and (ii) 2.00% on any Unused Portion in excess of the first 40% of the Maximum Facility Amount;

provided that, for the first six (6) months following a Term Securitization, where Wells Fargo Securities, LLC serves as the lead or joint lead bookrunner, the Non-Usage Fee Rate shall be calculated at a rate of 0.50% on any Unused Portion and thereafter, as calculated in clauses (a), (b) and (c) above as applicable.

2.5           Section 5.02(h) of the Agreement is hereby amended by deleting the phrase “without the prior written consent of the Administrative Agent” in its entirety and inserting in lieu thereof “without the prior written consent of the Administrative Agent and the Required Lenders”.

2.6           Section 5.02(m) of the Agreement is hereby amended by deleting the phrase “without the prior written consent of the Administrative Agent” in its entirety and inserting in lieu thereof “without the prior written consent of the Administrative Agent and the Required Lenders”.

2.7           Section 5.04(a)(iv) of the Agreement is hereby amended and restated in its entirety as follows:

(iv)        the Administrative Agent and the Required Lenders shall have consented in writing to such consolidation, merger, conveyance or transfer; provided that the consent of the Administrative Agent and the Required Lenders shall not be required in the event that the Servicer consolidates or merges into an Affiliate of the Servicer or conveys or transfers all or substantially all of its properties and assets to an Affiliate of the Servicer, in each case, so long as (x) the surviving entity has, together with its Affiliates, at least $2,000,000,000 of assets under management (measured as of the last day of the most recent fiscal quarter of such surviving entity and its Affiliates) and (y) the surviving entity’s regular business includes the servicing of assets similar to the Collateral Portfolio.

2.8           Section 6.08(d) of the Agreement is hereby amended and restated in its entirety as follows:

The Servicer will submit to the Administrative Agent, each Lender Agent and the Collateral Agent, (i) within 60 days after the end of each of its first three fiscal quarters of each fiscal year of (x) Golub Capital Investment Corporation (excluding the fiscal quarter ending on the date specified in clause (ii)), consolidated unaudited financial statements of Golub Capital Investment Corporation for the most recent fiscal quarter and (y) the Borrower (excluding the fiscal quarter ending on the date specified in clause (ii)), unaudited financial statements of the Borrower for the most recent fiscal quarter and (ii) within 90 days after the end of each fiscal year of (x) Golub Capital Investment Corporation, consolidated audited financial statements of Golub Capital Investment Corporation, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year and (y) the Borrower, consolidated audited financial statements of the Borrower, audited by a firm of nationally recognized independent public accountants, as of the end of such fiscal year.

2.9           Annex A of the Agreement is hereby amended and restated in its entirety as follows:

Conduit Lender	Commitment

Institutional Lender	Commitment
Wells Fargo Bank, N.A.	$175,000,000
Capital One, National Association	$100,000,000
State Street Bank and Trust Company	$50,000,000
Talmer Bank and Trust	$20,000,000

Total:	$345,000,000

2.10         Section 11.02 of the Agreement is hereby amended by adding the following directly after “Email: john.swain@capitalone.com”:

State Street Bank and Trust Company, as Lender

Box 5302

Boston, MA 02206

Attention: Peter Connolly, AVP

Tel: (617) 662-8588

Facsimile No.: (617) 988-6677

Email: pjconnolly@statestreet.com

With a copy to:

State Street Bank and Trust Company

Box 5303

Boston, MA 02206

Attention: Charles Inkeles, VP

Tel: (617) 662-8908

Facsimile No.: (617) 662-8664

Email: cinkeles@statestreet.com

And

State Street Bank and Trust Company

Box 5303

Attention: Barbara Yates, VP

Boston, MA 02206

Tel: (617) 662-8627

Facsimile No.: (617) 662-8665

Email: bsyates@statestreet.com

Talmer Bank and Trust, as Lender

333 West Wacker Dr., Suite 710

Chicago, IL 60606

Attention: Mark Smaizys

Tel: (312) 912-6006

Facsimile No.: (312) 912-6028

Email: msmaizys@talmerbank.com

With a copy to:

Talmer Bank and Trust

2301 W. Big Beaver Rd., Suite 525

Troy, MI 48084

Attention: Kim Cox

Tel: (248) 244-2804

Facsimile No.: (248) 244-2872

Email: kcox@talmerbank.com

2.11         Annex B of the Agreement is hereby amended by deleting the “Scale of Select Defined Terms Based on Facility Amount” in its entirety and inserting in lieu thereof the a new “Scale of Select Defined Terms Based on Facility Amount” in the form of Exhibit A hereto.

SECTION 3.          Agreement in Full Force and Effect as Amended.

Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein and shall not constitute a novation of the Agreement.

SECTION 4.          Representations and Warranties.

The Borrower hereby represents and warrants as of the date of this Amendment as follows:

(a)          this Amendment has been duly executed and delivered by it;

(b)          this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and

(c)          there is no Event of Default, Unmatured Event of Default, or Servicer Termination Event that is continuing or would result from entering into this Amendment.

SECTION 5.          Conditions to Effectiveness.

The effectiveness of this Amendment is subject to receipt by the Administrative Agent of (a) executed counterparts (or other evidence of execution, including facsimile signatures, satisfactory to the Administrative Agent) of this Amendment and the fee letters related thereto, (b) an opinion of counsel to the Borrower in form and substance acceptable to the Administrative Agent and (c) the fee specified in the fee letters.

SECTION 6.          Miscellaneous.

(a)          This Amendment may be executed in any number of counterparts (including by facsimile), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

(b)          The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

(c)          This Amendment may not be amended or otherwise modified except as provided in the Agreement.

(d)          The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)          Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.

(f)          This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.

(g)          THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

BORROWER:	GCIC FUNDING LLC

	By:	Golub Capital Investment Corporation,
its designated manager

	By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

THE SERVICER:	GC ADVISORS LLC

	By:	David B. Golub
Name: David B. Golub
Title: President

THE TRANSFEROR:	GOLUB CAPITAL INVESTMENT CORPORATION

	By:	/s/ David B. Golub
Name: David B. Golub
Title: President and Chief Executive Officer

THE COLLATERAL AGENT, ACCOUNT BANK AND COLLATERAL CUSTODIAN:		WELLS FARGO BANK, N.A.

	By:	/s/ Philip Dean
Name: Philip Dean
Title: Vice President

[Signatures Continue on the Following Page]

S-1	First Amendment to A&R LSA (GCIC)

ADMINISTRATIVE AGENT:	WELLS FARGO SECURITIES, LLC

	By:	/s/ Beale Pope
Name: Beale Pope
Title: Vice President

INSTITUTIONAL AND SWINGLINE LENDER:	WELLS FARGO BANK, N.A.

	By:	/s/ Raj Shah
Name: Raj Shah
Title: Managing Director

INSTITUTIONAL LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Bridget Rainero
Name: Bridget Rainero
Title: SVP

S-2	First Amendment to A&R LSA (GCIC)

INSTITUTIONAL LENDER:	STATE STREET BANK AND TRUST COMPANY

	By:	/s/ Charles Inkeles
Name: Charles Inkeles
Title: Vice President

INSTITUTIONAL LENDER:	TALMER BANK AND TRUST

	By:	/s/ Mark Smaizys
Name: Mark Smaizys
Title: Managing Director

S-3	First Amendment to A&R LSA (GCIC)

Exhibit A

Scale of select defined terms based on Maximum Facility Amount

Maximum Facility Amount	$175,000,000	$225,000,000	$250,000,000	$275,000,000	$350,000,000	$375,000,000	$400,000,000	$450,000,000	$500,000,000

Minimum Equity Amount	36,750,000	47,250,000	52,500,000	57,750,000	67,000,000	71,500,000	76,500,000	81,000,000	85,000,000

Adjusted Borrowing Value (Obligor Limits)
Largest two Obligors	15,500,000	20,000,000	22,000,000	24,000,000	28,000,000	30,000,000	32,000,000	33,750,000	35,000,000
Third and fourth largest Obligors	12,500,000	16,000,000	17,750,000	20,000,000	22,750,000	24,275,000	26,000,000	28,125,000	30,000,000
All other Obligors	10,500,000	13,500,000	15,000,000	16,500,000	17,500,000	18,750,000	20,000,000	22,500,000	25,000,000

Non-usage Fee
Clause (a)	115,000,000	165,000,000	190,000,000	215,000,000	215,000,000	215,000,000	215,000,000	215,000,000	215,000,000
Clause (b)	70,000,000	120,000,000	145,000,000	170,000,000	170,000,000	170,000,000	170,000,000	170,000,000	170,000,000
Clause (c)	Not Applicable	Not Applicable	Not Applicable	110,000,000	185,000,000	210,000,000	235,000,000	285,000,000	335,000,000